UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 19, 2017
Date of report (Date of earliest event reported)
Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     On December 19, 2017, the Board of Directors of Valmont Industries, Inc. (the "Company") appointed Donna M. Milrod and Stephen G. Kaniewski as members of the Board of Directors effective January 1, 2018.
Ms. Milrod is a senior external advisor at McKinsey & Co.'s Financial Services practice, beginning in 2017.  She previously was a Managing Director and Head of DTCC Solutions at the Depository Trust & Clearing Corporation ("DTCC") from January 2015 to November 2016, and also led DTCC's Global Strategy and Business Development function. From October 2012 to December 2014, Ms. Milrod served as Managing Director and Chief Administrative Officer of DTCC. She spent nearly 20 years in a variety of roles at Deutsche Bank AG/Bankers Trust Corporation, serving as Deputy CEO for Deutsche Bank North America from 2009 to 2012. Ms. Milrod served as a director of Cabela's Incorporated and World's Foremost Bank from February 2014 until September 2017 and currently serves on the Board of the T-Rex Group, a privately-held financial technology company. She holds an MBA from Columbia Business School, and a BA from Smith College. She also serves on the Boards of the New York Academy of Sciences and The New York Partnership Fund, and is a member of several organizations including the Council on Foreign Relations, The Economic Club of New York, The Committee of 200 and The New York Women's Forum.  Ms. Milrod was also appointed to the Human Resources Committee of the Board of Directors effective January 1, 2018.
Mr. Kaniewski has been President and Chief Operating Officer of the Company since October 2016. Prior to that, he was Group President of the Company's Utility Support Structures Segment.  He joined the Company in August 2010 as Vice President, Information Technology and also has held the position of Vice President, Global Operations for the Irrigation Segment.
The Board also designated Cathy Paglia as lead director effective April 25, 2018, following the retirement from the Board of current lead director Ken Stinson.
(e)     As previously reported on Form 8-K filed on June 27, 2017 with the SEC, the Company announced that effective December 31, 2017, the first day of Valmont's fiscal 2018 year, Mr. Kaniewski will become President and Chief Executive Officer of Valmont, and that Mogens C. Bay will become Executive Chairman of the Board of Directors.
The Human Resources Committee of the Board of Directors recommended, and the Board of Directors approved the following terms of Mr. Kaniewski's 2018 compensation: (1) base salary of $900,000, (2) participation in the 2018 Annual Incentive Plan with a target of 100% of base salary, (3) participation in the 2018 – 2020 long-term performance share plan with a target of 150% of base salary, (4) continued participation in the three-year performance share plans ending in 2018 and 2019 with prorated salary targets, (5) participation in the Company's stock option incentive plan with a grant of 31,091 stock options on December 18, 2017 (vesting in three equal installments beginning on the first anniversary of the grant), and (6) participation in the Company's other executive benefit plans on the same basis as other executive employees.  Mr. Kaniewski also received a special one-time promotion-based grant of 6,084 restricted stock units on December 18, 2017 (vesting in three equal installments beginning on the third anniversary of the grant).
The Human Resources Committee of the Board of Directors recommended, and the Board of Directors approved the following terms of Mr. Bay's 2018 compensation: (1) base salary of $500,000, (2) participation in the 2018 Annual Incentive Plan with a target of 90% of base salary, (3) continued participation in the three-year performance share plans ending in 2018 and 2019, and (4) participation in the Company's other executive benefit plans on the same basis as other executive employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Valmont Industries, Inc.
Date: December 21, 2017

By: /s/ Mark C. Jaksich
Name: Mark C. Jaksich
Title: Executive Vice President and
Chief Financial Officer